UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2012

Genesee & Wyoming Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31456	06-0984624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 629-3722

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Merger Agreement

On July 23, 2012, Genesee & Wyoming Inc., a Delaware corporation (“GWI”), Jaguar Acquisition Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of GWI (“Merger Sub”), and RailAmerica, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of GWI.

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares (i) owned by GWI or Merger Sub or any other subsidiary of GWI, (ii) held in the treasury of the Company, (iii) owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law or (iv) owned by any wholly owned subsidiary of the Company) will be automatically cancelled and converted into the right to receive $27.50 in cash (the “Merger Consideration”), without interest.

Consummation of the Merger is subject to customary conditions, including without limitation (i) the approval by the holders of at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger (“Company Stockholder Approval”) and, if obtained by Written Consent (as defined below), an information statement shall have been cleared by the SEC and sent to stockholders of the Company, (ii) the absence of any law restraining, enjoining or prohibiting the Merger, (iii) the absence of any action or proceeding by any governmental entity challenging, materially delaying or otherwise restraining or prohibiting the Merger or seeking to obtain material damages with respect to the Merger, (iv) the approval or authorization of the Surface Transportation Board (“STB”) for a voting trust transaction through an exemption or notice of exemption pursuant to which shares of the Company shall be placed into an irrevocable voting trust pending receipt of STB exemption or, if the STB declines to authorize such a voting trust transaction, receipt of such final STB approval or exemption, (v) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (if applicable), the Investment Canada Act, R.S. 1985, c. 28 (1st Supp.), as amended, Competition Act, R.S.C. 1985, c. C-34, as amended, and any other applicable foreign competition law. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation (x) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and (y) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers).

Following the execution of the Merger Agreement, RR Acquisition Holding LLC, the holder of a majority of the issued and outstanding shares of Company common stock, executed and the Company delivered to GWI a written consent, a form of which is attached to the Merger Agreement as Exhibit A (the “Written Consent”), adopting the Merger Agreement. As a result of the execution and delivery of the Written Consent, the Company Stockholder Approval has been obtained, and no further action by the Company’s stockholders in connection with the Merger is required. Furthermore, concurrently with the execution and delivery of the Merger Agreement, and as an inducement to GWI’s willingness to enter into the Merger Agreement, GWI and RR Acquisition Holding LLC (the “Stockholder”) entered into a Voting Agreement (the “Voting Agreement”), pursuant to which the Stockholder agreed to vote its shares of Common Stock in favor of granting the Company Stockholder Approval and vote against any alternative proposal. The Voting Agreement limits the ability of the Stockholder to sell or otherwise transfer the shares of Common Stock it beneficially owns. The Stockholder also agrees not to solicit alternative proposals. The Voting Agreement terminates upon the earliest of (i) the termination of the Voting Agreement by mutual written consent of GWI and the Stockholder, (ii) the effective time of the Merger and (iii) the termination of the Merger Agreement in accordance with its terms.

The Merger Agreement contains certain termination rights for the Company and GWI. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay GWI a termination fee of $49 million. The Merger Agreement also provides that GWI will be required to pay the Company a reverse termination fee of $135 million under certain circumstances specified in the Merger Agreement.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of GWI and Merger Sub. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters specifically disclosed in any reports filed by the Company with the SEC prior to the date of the Merger Agreement and (ii) confidential disclosures made to GWI and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement, the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and the Voting Agreement, copies of each of which are attached hereto as Exhibits 2.1 and 99.1, which are incorporated herein by reference.

Investment Agreement

On July 23, 2012, GWI entered into an investment agreement (the “Investment Agreement”) with Carlyle Partners V, L.P. (“Carlyle”) in order to partially finance the aggregate Merger Consideration. Pursuant to the Investment Agreement, Carlyle agrees that, upon notice by GWI, it will purchase from GWI no more than 800,000 shares of Mandatorily Convertible Preferred Stock, Series A-1, par value $0.01 per share (the “Series A-1 Preferred Stock”) and no less than 350,000 shares of Series A-1 Preferred Stock (the “Minimum Purchase Requirement”), at a purchase price of $1,000 per share of Series A-1 Preferred Stock. Pursuant to the Investment Agreement, GWI has the sole discretion to sell any amounts to Carlyle in excess of the Minimum Purchase Requirement. If the issuance of such Series A-1 Preferred Stock would require the approval of a majority of votes cast under Section 312.03 of the NYSE Listed Company Manual (the “Requisite Shareholder Approval”), GWI shall decrease the number of Series A-1 Preferred Stock to be issued, and issue a substitute number of shares of Mandatorily Convertible Preferred Stock, Series A-2, par value $0.01 per share (the “Series A-2 Preferred Stock”) instead. The Series A-2 Preferred Stock will have the same rights as the Series A-1 Preferred Stock, subject to certain exceptions noted below. The closing of the Investment Agreement is conditioned upon the closing of the Merger and upon certain other customary closing conditions.

The Series A-1 Preferred Stock will rank on parity with Series A-2 Preferred Stock and senior to the shares of Class A Common Stock, par value $0.01 per share, of GWI (“Class A Common Stock”) and shares of Class B Common Stock, par value $0.01 per share, of GWI (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) with respect to dividend rights and with respect to rights on liquidation, winding-up and dissolution.

Holders of Series A-1 Preferred Stock will be entitled to cumulative dividends payable at GWI’s option in cash or in additional shares of Series A-1 Preferred Stock, at an annual rate of 5% per annum, as adjusted in accordance with the Series A-1 Preferred Certificate of Designation, a form of which is attached as Exhibit A to the Investment Agreement. Holders of Series A-1 Preferred Stock are also entitled to receive certain dividends declared or paid on the Class A Common Stock on an as-converted basis. The Series A-2 Preferred Stock will have the same dividend rights as the Series A-1 Preferred Stock, however if GWI does not obtain the Requisite Stockholder Approval within (i) 180 days following the date of issue of the Series A-2 Preferred Stock, then the dividend rate shall become 10% per annum, (ii) 270 days following the date of issue of the Series A-2 Preferred Stock, then the dividend rate shall become 12.25% per annum, and (iii) 360 days following the date of issue of the Series A-2 Preferred Stock, then the dividend rate shall become 15% per annum until the Requisite Stockholder Approval has occurred at which point the dividend rate shall become 5% per annum.

Holders of Series A-1 Preferred Stock will have the following voting rights: (1) the holders of Series A-1 Preferred Stock will be entitled to vote with the holders of the Class A Common Stock on an as-converted basis; and (2) so long as (A) the holder holds 50% of the Series A-1 Preferred Stock and, if applicable, the Series A-2 Preferred Stock purchased pursuant to the Investment Agreement, or (B) the Series A-1 Preferred Stock represent at least 10% of the total number of shares of Class A Common Stock and Class B Common Stock outstanding on an as-converted basis, the holder can appoint and elect one director (or two directors if Carlyle’s actual investment amount under the Investment Agreement is $550 million or greater and the holder holds at least 66% of the Series A-1 Preferred Stock and, if applicable, the Series A-2 Preferred Stock purchased pursuant to the Investment Agreement) (each a “Carlyle Director”) and appoint one non-voting observer designated by the holder to the GWI board of directors. The Series A-2 Preferred Stock, if issued, will have no voting rights except as required by law.

The Series A-1 Preferred Stock is convertible at the option of the holders at any time into the amount of shares of Class A Common Stock equal to (i) the quotient of (A) the sum of the Liquidation Preference (as defined in the Series A-1 Preferred Certificate of Designation) plus an amount equal to the accrued but unpaid dividends and distributions not previously added to the Liquidation Preference divided by (B) 1,000 multiplied by (ii) the Conversion Rate (as defined in the Series A-1 Preferred Certificate of Designation) in effect at the time of conversion. The Series A-1 Preferred Stock will also mandatorily convert into the relevant number of shares of Class A Common Stock on the second anniversary of the date of issue of the Series A-1 Preferred Stock, subject to the satisfaction of certain conditions. Furthermore, GWI has the option to convert some or all of the Series A-1 Preferred Stock prior to the second anniversary of the date of issue of the Series A-1 Preferred Stock if the Closing Price (as defined in the Series A-1 Preferred Certificate of Designation) of the Class A Common Stock exceeds 130% of the Conversion Price for 30 Consecutive Trading Days and the average weekly reported volume of trading in the Class A Common Stock on all national securities exchanges during the four most recently completed calendar weeks completed prior to the applicable Mandatory Conversion Date exceeds 1.5% of the then-issued and outstanding shares of Class A Common Stock, subject to the satisfaction of certain conditions. The Conversion Rate is subject to several anti-dilution and conversion adjustments.

Following the conversion of the Series A-1 Preferred Stock, or the Series A-2 Preferred Stock, if applicable, by the holder into Class A Common Stock, for so long as (i) the holder beneficially own at least 10% of the total number of outstanding shares of Common Stock on an as-converted basis or (ii) beneficially own at least 50% of the number of shares of Common Stock purchased pursuant to the Investment Agreement, the GWI board of directors shall nominate and recommend one director (or two directors if Carlyle’s investment amount under the Investment Agreement is $550 million or greater and the holder holds at least 66% of the Series A-1 Preferred Stock and, if applicable, the Series A-2 Preferred Stock purchased pursuant to the Investment Agreement) to be included in the slate of nominees for election and appoint one non-voting observer designated by the holder to the GWI board of directors.

For so long as the holder is entitled to designate at least one director under the Investment Agreement or pursuant to the Series A-1 Preferred Certificate of Designation, GWI cannot undertake certain actions without the consent of any such director.

Without the prior approval of the GWI’s board of directors, the holder is subject to customary standstill restrictions until the date that is eighteen months after the date that it is no longer entitled to designate any directors to GWI’s board of directors.

Carlyle is restricted from transferring the Series A-1 Preferred Stock and, if applicable, the Series A-2 Preferred Stock until the earlier of the mandatory conversion of the Series A-1 Preferred Stock and the second anniversary of the Closing Date (as defined in the Investment Agreement).

For so long as the holder either (i) beneficially owns at least 10% of the total number of outstanding shares of Common Stock or (ii) beneficially owns at least 50% of the number of shares of Common Stock purchased pursuant to the Investment Agreement, it will have a participation right to purchase equity securities in an issuance where GWI expects to receive gross proceeds in excess of $5 million, subject to certain exceptions.

Holders of the Class A Common Stock issued pursuant to the conversion of the Series A-1 Preferred Stock and, if applicable, the Series A-2 Preferred Stock will also have certain registration rights pursuant to the terms of a Registration Rights Agreement, a form of which is attached as Exhibit B to the Investment Agreement. In addition, GWI has agreed to vote certain shares of Class B Common Stock held by Mortimer B. Fuller III, its Chairman, consistent with the Voting and Support Agreement attached as Exhibit C to the Investment Agreement, (i) in favor of any Carlyle Director nominated for election pursuant to the Investment Agreement and (ii) in support of any Requisite Stockholder Approval, which obligations are supported by an irrevocable proxy granted by Mr. Fuller to GWI solely for these purposes with respect to such Class B Common Stock.

The foregoing description of the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Debt Commitment Letter

Concurrently, and in connection with entering into the Merger Agreement, GWI entered into a debt commitment letter (the “Debt Commitment Letter”) with Bank of America, N.A. (“Bank of America”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its designated affiliates, “Merrill Lynch”), pursuant to which, subject to the conditions set forth therein, Bank of America has committed to provide to GWI up to $2,300 million in senior secured credit facilities, comprised of (i) a term-A loan facility of $875 million, (ii) a term-B loan facility of $1,000 million and (iii) a revolving credit facility of up to $425 million (together, the “Facilities”). Merrill Lynch will act as sole and exclusive lead arranger and sole and exclusive bookrunning manager for the Facilities, subject to the rights of GWI to name certain additional lead arrangers and bookrunning managers. The proceeds of the Facilities will be used to partially finance the aggregate Merger Consideration, repay or redeem the existing indebtedness of the Company, pay costs and expenses related to the Merger and finance the ongoing working capital and other general corporate purposes of GWI after consummation of the Merger.

Bank of America and Merrily Lynch and any additional lead arrangers and bookrunning managers and certain of each of their affiliates may have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Debt Commitment Letter is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Debt Commitment Letter, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Investment Agreement, GWI has agreed to issue shares of Series A-1 Preferred Stock and, if applicable, shares of Series A-2 Preferred Stock to Carlyle at the effective time of the Merger in a private placement of such securities in order to partially finance the aggregate Merger Consideration. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act. Carlyle has represented that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series A-1 Preferred Stock and, if applicable, the Series A-2 Preferred Stock are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the securities.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time GWI makes the statements and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and GWI cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in this filing include, among others: uncertainties as to the timing of the Merger; the possibility that competing offers will be made; the possibility that various closing conditions for the Merger may not be satisfied or waived, including that a governmental entity may prohibit or refuse to grant approval for the consummation of the Merger; general economic and business conditions; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included in this filing, which speak only as of the date hereof. GWI does not undertake to update any of these statements in light of new information or future events.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

GWI previously announced on June 7, 2012 that David A. Brown had been named as the successor to GWI’s current Chief Operating Officer (“COO”), James W. Benz, in anticipation of Benz’s retirement in the first quarter of 2013. As a result of the Merger, Mr. Benz has agreed to lead the operational integration of RailAmerica until its completion, postponing his previously announced retirement. Upon Mr. Benz assuming his integration responsibilities, David A. Brown will succeed Mr. Benz as COO of GWI.

Item 7.01 – Regulation FD Disclosure

A copy of the press release announcing, among other things, GWI’s execution of the Merger Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of July 23, 2012, by and among Genesee & Wyoming Inc., Jaguar Acquisition Sub Inc. and RailAmerica, Inc.

10.1	Investment Agreement, dated as of July 23, 2012, by and among Genesee & Wyoming Inc. and Carlyle Partners V, L.P.

10.2	Debt Commitment Letter, dated as of July 23, 2012, among Genesee & Wyoming Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Voting Agreement, dated as of July 23, 2012, by and between Genesee & Wyoming Inc. and RR Acquisition Holding LLC.

99.2	Joint Press Release of Genesee & Wyoming Inc. and RailAmerica, Inc., dated July 23, 2012, announcing the execution of the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

Date: July 23, 2012	By:	/s/ Allison M. Fergus
	Name:	Allison M. Fergus
	Title:	General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of July 23, 2012, by and among Genesee & Wyoming Inc., Jaguar Acquisition Sub Inc. and RailAmerica, Inc.

10.1	Investment Agreement, dated as of July 23, 2012, by and among Genesee & Wyoming Inc. and Carlyle Partners V, L.P.

10.2	Debt Commitment Letter, dated as of July 23, 2012, among Genesee & Wyoming Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Voting Agreement, dated as of July 23, 2012, by and between Genesee & Wyoming Inc. and RR Acquisition Holding LLC.

99.2	Joint Press Release of Genesee & Wyoming Inc. and RailAmerica, Inc., dated July 23, 2012, announcing the execution of the Merger Agreement.